ARTICLE VII

Certificate of Stock, Uncertificated Shares and Transfers

Section 1. Issuance. Shares of capital stock of the Corporation may be certificated or uncertificated. Except as provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of stock of the same class and same series shall be identical. Each stockholder of the Corporation shall be entitled to have a certificate or certificates, certifying the number of shares of stock of the Corporation owned by him. The certificates of stock shall be in such form as the Board of Directors shall determine. Each certificate shall be signed by the Chairman or the President, and the Secretary or an Assistant Secretary, having affixed to it the seal of the Corporation, which seal may be facsimile, engraved or printed, and express on its face its number, date of issuance, the number of shares for which and the person to whom it is issued. Any of or all signatures may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue. Each stock holder of the Corporation whose shares are uncertificated shall be entitled to receive a statement of holdings as evidence of share ownership.

Section 2. Transfer of Stock. Shares of stock shall be transferable only on the stock transfer books of the Corporation which shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. No transfer shall be valid against the Corporation until the same is so entered upon its books by an entry showing from and to whom transferred and, (i) if the stock is certificated, the transfer shall not be valid until the old certificate is surrendered for cancellation, duly endorsed or accompanied by proper evidence of succession, assignation or transfer, and cancellation of the certificate representing the same or (ii) if the stock is uncertificated, the transfer shall not be valid unless accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated shares.

Section 3. Old Certificate to be Canceled. No new certificate or uncertificated shares shall be issued in place of previously issued certificates until the former certificate or certificates for the shares represented thereby shall have been surrendered to and canceled by the Secretary, by writing across the face thereof the word "Canceled" with the date of cancellation; in case any certificate shall be claimed to be lost or destroyed, no new or duplicate certificate shall be issued for the shares represented thereby and no new certificate shall be issued upon a transfer of such shares, except pursuant to a judgment of a court of competent jurisdiction, duly given and made in accordance with the laws of the State of Missouri, or upon a corporate surety bond or other indemnity in form and amount satisfactory to the Corporation being furnished to the Corporation.

Section 6. Closing of Stock Transfer Books - Fixing Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as herein provided, the date on which notice of the meeting is mailed or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of stockholders so entitled to participate.